                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                            IGEN INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998

To The Stockholders of IGEN International, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of IGEN International, Inc., a Delaware corporation (the "Company"), will be held on September 23, 1998 at 10:00 a.m. local time at The Hyatt Regency, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 for the following purposes:

    1.  To elect one director, for a three-year term (Proposal One).

    2. To approve an increase in the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted pursuant to the 1994 Stock Option Plan by 750,000 shares (Proposal Two).

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on July 31, 1998, as the record date for the Annual Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at 16020 Industrial Drive, Gaithersburg, Maryland, 20877 from September 13, 1998 through September 22, 1998.

                                          By Order of the Board of Directors

                                          George V. Migausky
                                          SECRETARY

Gaithersburg, Maryland
July 29, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            IGEN INTERNATIONAL, INC.
                             16020 INDUSTRIAL DRIVE
                          GAITHERSBURG, MARYLAND 20877

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998

                            ------------------------

                             INTRODUCTORY STATEMENT

    This Proxy Statement is being furnished to the stockholders of IGEN International, Inc., a Delaware corporation (the "Company"), as part of the solicitation of the enclosed proxy by its board of directors ("the Board of Directors" or "Board") from holders of the outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held on September 23, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Hyatt Regency, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The Company intends to mail this Proxy Statement, accompanying proxy card and the Company's Annual Report for the fiscal year ending March 31, 1998 on or about August 7, 1998, to all stockholders entitled to vote at the Annual Meeting.

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

VOTING

    Each outstanding share of Common Stock is entitled to one vote on all matters as to which a vote is taken at the Annual Meeting. July 31, 1998, has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date was 15,312,235. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the Record Date (7,656,118 shares) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum but are not counted for any purpose in determining whether a matter is approved. Directors are elected (Proposal One) by a plurality of the votes of shares present (in person or by proxy) and entitled to vote. The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve Proposal Two.

    At the Annual Meeting, stockholder votes will be tabulated by persons appointed to act as inspectors of election. The inspectors of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

    All proxies in the enclosed form of proxy that are properly executed and returned to the Company prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke such proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 16020 Industrial Drive, Gaithersburg, Maryland 20877, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

    The Board of Directors consists of six directors divided into three classes designated as Class I, Class II and Class III, respectively. The term of office of the Class II directors will expire at the Annual Meeting and Class II directors will be elected for a three-year term. One Class II director position is vacant. The terms of office of the Class III directors and Class I directors will expire at the annual meetings of stockholders in 1999 and 2000, respectively, and their successors will be elected for a three-year term.

    The nominee listed below is currently a director of the Company and has previously been elected by the stockholders.

    It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of the person named below as a nominee, if authority to do so is not withheld. The Company's management believes that the nominee will stand for election and will serve if elected as director. However, if the person nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other person or persons as the Company's management may propose.

    The candidate receiving the highest number of affirmative votes cast at the meeting will be elected a director of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF THE NAMED NOMINEE.

INFORMATION AS TO THE NOMINEE AND CONTINUING DIRECTORS

    The following table sets forth, as of August 7, 1998, the name of the Board of Directors' nominee for election as director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, principal occupation or employment during the past five years, the periods during which he has served as a director and positions currently held with the Company. One Class II director position is vacant.

                                                                      DIRECTOR     EXPIRATION            POSITIONS HELD
            NOMINEE FOR A THREE-YEAR TERM                   AGE         SINCE        OF TERM            WITH THE COMPANY
------------------------------------------------------      ---      -----------  -------------  ------------------------------
Richard J. Massey, Ph.D...............................          52         1990          1998    President, Chief Operating
                                                                                                 Officer and Director
CONTINUING DIRECTORS
Robert Salsmans.......................................          53         1995          2000    Director
Edward B. Lurier(1)(2)................................          67         1987          2000    Director
William J. O'Neill(1)(2)..............................          56         1984          1999    Director
Samuel J. Wohlstadter.................................          56         1982          1999    Chairman, Chief Executive
                                                                                                 Officer and Director

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    Set forth below is certain biographical information regarding the directors of the Company.

NOMINEE FOR A THREE-YEAR TERM

    RICHARD J. MASSEY, Ph.D. is a founder of the Company, has been President and Chief Operating Officer of the Company since February 1992, and has been a Director of the Company since 1990. He served as Senior Vice President from 1985 to 1992. From 1981 until he joined IGEN in 1983, Dr. Massey was a faculty member in the Microbiology and Immunology Department at Rush Medical Center in Chicago. Prior to that, he was Senior Research Scientist at the National Cancer Institute, Frederick Cancer Research Center.

CONTINUING DIRECTORS

    CLASS III (TERM EXPIRES 1999)

    WILLIAM J. O'NEILL has been a Director of the Company since 1984. He serves as Executive Vice President and President of Corporate Development and previously served as Chief Financial Officer of Polaroid Corporation, a photographic equipment company, where he had been employed for more than 25 years.

    SAMUEL J. WOHLSTADTER is a founder of the Company and has been Chairman of the Board and Chief Executive Officer since its formation in 1982. Mr. Wohlstadter has been a venture capitalist for more than 20 years and has experience in founding, supporting and managing high technology companies, including Amgen Inc., a biopharmaceutical company, and Applied Biosystems, Inc., a medical and biological research products company. Mr. Wohlstadter is also Chief Executive Officer of Hyperion Catalysis International, an advanced materials company, which he founded in 1981; of Pro-Neuron, Inc., a drug discovery company, which he founded in 1985; of Proteinix Corporation, a development stage company organized to conduct research in intracellular metabolic processes, which he founded in 1988; and of Pro-Virus, Inc., a drug discovery company, which commenced operations in 1994.

    CLASS II (TERM EXPIRES 2000)

    EDWARD B. LURIER is the founder and President of Lurier & Company, Inc. which assists corporations with mergers and acquisitions, divestitures, corporate finance and business evaluations. Until 1998, Mr. Lurier was a General Partner of Gryphon Financial Partners, a venture capital fund, and Chairman of Gryphon Management Co., Inc., a venture capital firm. Mr. Lurier has been a Director of the Company since 1987. Mr. Lurier is also a Director of Energy Biosystems Corp., a fossil fuel, biotechnology research and development company, and several privately held companies.

    ROBERT R. SALSMANS has served as President and Chief Executive Officer of Organon Teknika B.V., a business unit that is part of the Pharma group of Akzo Nobel N.V., a holding company with high technology operating units in the biotechnology, medical, and pharmaceutical industries, in the Netherlands, since September 1994. From October 1993 through August 1994, Mr. Salsmans served as Managing Director of Organon Teknika B.V. and from 1990 through September 1993, he served as Managing Director of Organon International B.V. Mr. Salsmans sits on the Board pursuant to an agreement between Organon Teknika entered into as part of the long-term license agreement and stock purchase agreement between the parties in May 1993. Mr. Salsmans has been a Director of the Company since 1995.

CORPORATE GOVERNANCE AND OTHER MATTERS

    The Board of Directors acts as nominating committee for selecting nominees for election as directors. The Company's Bylaws permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. The Bylaws also permit stockholders to propose other business brought before an annual meeting, provided that such proposals are made pursuant to timely notice to the Secretary of the Company. To be timely, notice must be received at the principal executive offices of the Company no later than the date designated for receipt of stockholder proposals in a prior public disclosure made by the Company. For the 1999 Annual Meeting, such proposals must be received by the Company no later than the date specified in this Proxy Statement for stockholder proposals, which is April 1, 1999.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 1998, the Audit Committee consisted of two non-employee directors: Messrs. Lurier and O'Neill. It met once during the fiscal year ended March 31, 1998; Messrs. Lurier and O'Neill both attended the meeting.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During fiscal 1998, the Compensation Committee was composed of two non-employee directors: Messrs. Lurier and O'Neill. It met once during the fiscal year ended March 31, 1998; Messrs. Lurier and O'Neill attended that meeting.

    During the fiscal year ended March 31, 1998, the Board of Directors held two
(2) meetings. All directors, except Mr. Salsmans, attended each meeting of the Board and of the committees on which they served. Mr. Salsmans did not attend either meeting of the Board.

                                  PROPOSAL TWO

         TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
           RESERVED FOR THE 1994 STOCK OPTION PLAN BY 750,000 SHARES.

    The essential features of the Company's 1994 Stock Option Plan, as amended through July 24, 1998, are outlined below. This summary is qualified in its entirety by reference to the full text of such plan. The full text of the amendment subject to stockholder approval is attached as Exhibit A to this Proxy Statement. The Plan has been renamed the IGEN International, Inc. 1994 Stock Option Plan (the "1994 Plan"). The increase in total shares of Common Stock reserved and authorized for issuance under the 1994 Plan is contingent on stockholder approval at the Meeting.

PROPOSED AMENDMENT TO THE 1994 PLAN

    As of July 31, 1998, options to purchase an aggregate of 932,780 shares of Common Stock were outstanding. This amendment to the 1994 Plan will increase the number of shares available under the Plan from 1,000,000 to 1,750,000. The Board believes that this amendment is necessary to provide sufficient shares to meet the needs of a competitive hiring environment in an industry that typically offers stock-based compensation as an important incentive. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal.

GENERAL

    The 1994 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1994 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1994 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options. Assuming the stockholders approve the increase to the shares available under the 1994 Plan at the Meeting, the Company, under the 1994 Plan, will be able to issue up to 1,750,000 shares of Common Stock as increased by the Board on July 24, 1998 from the previous limit of 1,000,000 shares.

PURPOSE

    The 1994 Plan was adopted to provide a means by which selected officers and other employees of and consultants to the Company and its affiliates would have an opportunity to purchase the Common Stock of the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The 1994 Plan is administered by the Board of Directors of the Company or its delegate. The Board has the power to construe and interpret the 1994 Plan and, subject to the provisions of the 1994 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1994 Plan to a committee composed of not fewer than two members of the Board. The Board amended the 1994 Plan to remove references to "disinterested directors" in light of amendments to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the 1994 Plan to the Compensation Committee of the Board. The 1994 Plan also provides for the delegation of authority to a Non-Officer Stock Option Committee composed of Mr. Wohlstadter, Dr. Massey and

Mr. Migausky with authority to grant stock options to persons who are not at the time of the grant of options subject to Section 16 of the Exchange Act. As used herein with respect to the 1994 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

    The Company currently intends to limit the directors who may serve as members of the Compensation Committee to those who are "outside directors" under the tax rules.

ELIGIBILITY

    Incentive stock options may be granted under the 1994 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1994 Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company participate in the Company's 1994 Non-Employee Director's Stock Option Plan and are not eligible to participate in the 1994 Plan. As of July 31, 1998, approximately one hundred and thirty seven (137) employees (excluding officers), five (5) officers, and twenty-five (25) consultants of the Company and its affiliates were eligible to be considered for stock options under the 1994 Plan.

    No incentive stock option may be granted under the 1994 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1994 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    In addition, no one may receive options within a twelve-month period for more than 200,000 shares. The purpose of this limitation is to ensure that the Company generally will continue to be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1994 Plan and does not reflect either prior grant levels or future expectations.

FUTURE PLAN BENEFITS

    The amount of future option grants under the 1994 Plan to (i) the Company's Chief Executive Officer, (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers on March 31, 1998, (iii) all current executive officers as a group, (iv) all current directors, who are not executive officers, as a group, and (v) all employees, including officers who are not executive officers, as a group, are not determinable because, under the terms of the 1994 Plan, such grants are made in the discretion of the Compensation Committee and the Non-Officer Stock Option Committee. Future option exercise prices under the 1994 Plan are not determinable because they are based upon the fair market value of the Company's Common Stock on the date of the grant.

OUTSTANDING OPTIONS UNDER THE 1994 PLAN

    As of July 31, 1998, options to purchases an aggregate of 932,780 shares of Common Stock were outstanding under the 1994 Plan. The options have been granted as set forth below:

                                                                 NUMBER OF SHARES           NUMBER OF SHARES
                                                                UNDERLYING OPTIONS     UNDERLYING OPTIONS GRANTED
                                                                  GRANTED SINCE        DURING FISCAL YEAR ENDING
NAME AND PRINCIPLE POSITION                                   INCEPTION OF 1994 PLAN         MARCH 31, 1998
------------------------------------------------------------  ----------------------  ----------------------------
Samuel J. Wohlstadter.......................................           200,000                    100,000
  Chairman and Chief Executive Officer
Richard J. Massey, Ph.D.....................................           160,000                     80,000
  President and Chief Operating Officer
George V. Migausky..........................................           100,000                     50,000
  Vice President and Chief Financial Officer, and Secretary
Herman H. Spolders, Ph.D....................................            20,000(2)                     -0-
  former Vice President, Business Development and Planning
  (1)
Robert Connelly.............................................            60,000                     30,000
  Vice President, Marketing and Sales
All current executive officers as a group...................           570,000(3)                 265,000
All current directors as a group............................               -0-                        -0-
Each associate of any such directors, executive officers or
  nominees..................................................               -0-                        -0-
Each other person who received 5 percent of such options....           180,000                    180,000
All employees, including all current officers who are not
  executive officers, as a group............................           403,650(4)                 131,350

------------------------

(1) Dr. Spolders' employment terminated May 3, 1998.

(2) 8,000 shares underlying options granted since inception of 1994 Plan, net of forfeitures.

(3) 558,000 shares underlying options granted since inception of 1994 Plan, net of forfeitures.

(4) 194,780 shares underlying options granted since inception of 1994 Plan, net of forfeitures.

STOCK SUBJECT TO THE 1994 PLAN

    If options granted under the 1994 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1994 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1994 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1994 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1994 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. If the value of the Company's Common Stock declines, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options, although through July 31, 1998 the Board has never elected to reprice options. On July 27, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $36.50 per share.

    The exercise price of options granted under the 1994 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1994 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Options generally vest 20% one year from the date of grant and 5% for each additional quarter thereafter, with the effect that such shares are fully vested after five years from the date of grant. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the 1994 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1994 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1994 Plan terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended if exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1994 Plan or subject to any option granted under the 1994 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1994 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1994 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1994 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. If any surviving corporation declines to assume or continue options outstanding under the 1994 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1994 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1994 Plan will terminate on July 10, 2004.

    The Board may also amend the 1994 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code.

RESTRICTIONS ON TRANSFER

    Under the 1994 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive Stock options under the 1994 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1994 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the compensation committee) of an objective performance goal established by the compensation committee while the outcome is substantially uncertain.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                            IN FAVOR OF PROPOSAL TWO

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of July 31, 1998 (except as otherwise footnoted below), certain information regarding the ownership of the Company's Common Stock of: (i) each current director; (ii) each nominee for director;
(iii) each of the officers appearing in the table at page 15 (the "Named Executive Officers"); and (iv) all executive officers and directors of the Company as a group. As of July 31, 1998, none of the individuals identified in the foregoing sentence owned any of the Company's Series B Convertible Preferred Stock. The table also sets forth, as of July 31, 1998 (except as otherwise footnoted below), certain information regarding the ownership of the Company's Common Stock by all those known by the Company to be beneficial owners of more than five percent (5%) of its outstanding Common Stock.

TITLE OF CLASS                                                                             NUMBER OF        PERCENT
  (1)              NAME                                                                     SHARES         OF TOTAL
-----------------  ------------------------------------------------------------------  -----------------  -----------
Common Stock       Samuel J. and Nadine Wohlstadter (2)..............................       4,247,062          26.83%
                         c/o IGEN International, Inc.
                         16020 Industrial Drive
                         Gaithersburg, MD 20877
Common Stock       White Rock Capital Management, L.P. (3)...........................       1,602,349          10.25%
                         3131 Turtle Creek Boulevard
                         Dallas, TX 75219
Common Stock       Richard J. Massey, Ph.D. (4)......................................       1,200,500           7.68%
                         c/o IGEN International, Inc.
                         16020 Industrial Drive
                         Gaithersburg, MD 20877
Common Stock       George V. Migausky (5)............................................         158,375           1.03%
Common Stock       Herman H. Spolders, Ph.D. (6).....................................          51,500              *
Common Stock       Robert Connelly (7)...............................................          40,500              *
Common Stock       William J. O'Neill (8)............................................          40,500              *
Common Stock       Edward B. Lurier (9)..............................................          13,700              *
Common Stock       Robert R. Salsmans (10)...........................................           6,000              *
Common Stock       All directors and executive officers as a group (11)..............       5,775,387          35.37%
                   (9 persons)

------------------------

*   Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the notes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Percentage of beneficial ownership of Common Stock is based on 15,312,235 shares outstanding as of July 31, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(2) Includes 3,728,937 shares held by Mr. Wohlstadter and his wife and does not include 128,100 shares held by Mr. Wohlstadter's adult children. Also includes 518,125 shares issuable upon exercise of options held by Mr. Wohlstadter that are currently exercisable or exercisable within sixty days. Does not include 164,375 shares issuable upon exercise of options held by Mr. Wohlstadter that are subject to certain vesting conditions expiring ratably through March 2003.

(3) Based on information contained in the Schedule 13G/A filed with the Securities and Exchange Commission on June 15, 1998. Also included in the group covered by this filing are (i) Soros Fund Management LLC with beneficial ownership of 792,583 shares, (ii) George Soros with beneficial ownership of 792,583 shares, (iii) Stanley F. Druckenmiller with beneficial ownership of 792,583 shares, (iv) White Rock Capital Partners, L.P. with beneficial ownership of 166,133 shares, (v) White Rock Capital, Inc. with beneficial ownership of 1,602,349 shares, (vi) Thomas U. Barton with beneficial ownership of 1,609,049 shares, and (vii) Joseph U. Barton with beneficial ownership of 1,607,349 shares. The filing discloses (a) that Soros Fund Management LLC and Messrs. Soros and Druckenmiller have no voting or dispositive power over the shares beneficially owned by them; (b) that White Rock Capital Partners, L.P., White Rock Capital Management, L.P., Thomas U. Barton and Joseph U. Barton each have sole voting and dispositive power over 166,133 shares, 25,000 shares, 6,700 shares and 5,000 shares, respectively; (c) that White Rock Capital, Inc., Thomas U. Barton and Joseph U. Barton share voting and dispositive power over 1,609,049 shares; and (d) that White Rock Capital Management, L.P. shares voting and dispositive power over 1,577,349 shares.

(4) Includes 323,500 shares issuable upon exercise of options held by Dr. Massey that are currently exercisable or exercisable within sixty days. Does not include 131,500 shares issuable upon exercise of options held by Dr. Massey that are subject to certain vesting conditions expiring ratably through March 2003.

(5) Includes 20,000 shares held by Mr. Migausky's minor children and does not include 10,000 shares held by Mr. Migausky's adult child. Also includes 111,375 shares issuable upon exercise of options held by Mr. Migausky that are currently exercisable or exercisable within sixty days. Does not include 81,625 shares issuable upon exercise of options held by Mr. Migausky that are subject to certain vesting conditions expiring ratably through March 2003.

(6) Includes 1,000 shares issuable upon exercise of options held by Dr. Spolders that are currently exercisable or exercisable within sixty days. Dr. Spolders' employment terminated May 3, 1998.

(7) Includes 28,500 shares issuable upon exercise of options held by Mr. Connelly that are currently exercisable or exercisable within sixty days. Does not include 49,500 shares issuable upon exercise of options held by Mr. Connelly that are subject to certain vesting conditions expiring ratably through March 2003.

(8) Includes 9,000 shares issuable upon exercise of options held by Mr. O'Neill that are currently exercisable or exercisable within sixty days. Does not include 1,000 shares issuable upon exercise of options held by Mr. O'Neill that are subject to certain vesting conditions expiring ratably through April 1999.

(9) Includes 1,500 shares issuable upon exercise of options held by Mr. Lurier that are currently exercisable or exercisable within sixty days. Does not include 1,000 shares issuable upon exercise of options held by Mr. Lurier that are subject to certain vesting conditions expiring ratably through April 1999.

(10) Includes 6,000 shares issuable upon exercise of options held by Mr. Salsmans that are currently exercisable or exercisable within sixty days. Does not include 4,000 shares issuable upon exercise of options held by Mr. Salsmans that are subject to certain vesting conditions expiring ratably through August 2000. Also excludes 173,067 shares held of record by Organon Teknika B.V. of which Mr. Salsmans disclaims beneficial ownership.

(11) Includes 1,014,750 shares issuable upon exercise of options that are currently exercisable or exercisable within sixty days. See also Notes 2 and 4 through 10.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1998, Herman Spolders, a former officer of the Company, did not timely file a Form 4 (Statement of Changes in Beneficial Ownership) to report his exercise of stock options and disposition of Common Stock; Gary Henrickson, a former officer of the Company, did not timely file a Form 4 to report his exercise of stock options; and Richard Pytelewski and George V. Migausky each did not timely file a Form 4 to report their exercise of stock options. Each transaction was subsequently reported on a Form 5 (Annual Statement of Changes in Beneficial Ownership).

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Effective April 25, 1994, each non-employee director of the Company receives a per meeting attendance fee of $1,000. In the fiscal year ended March 31, 1998, the total compensation paid to non-employee directors (all directors except Mr. Wohlstadter and Dr. Massey) was $2,000. In accordance with Company policy, all members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings.

    On April 25, 1994, each non-employee director of the Company then sitting on the Board of Directors was granted an option to purchase 10,000 shares of the Company's Common Stock under the 1994 Non-Employee Directors' Stock Option Plan at a purchase price of $8.75 per share (the closing sales price reported in the NASDAQ National Market System on the day prior to the date of grant). Mr. Salsmans was granted an option to purchase 10,000 shares of the Company's Common Stock under the 1994 Non-Employee Directors' Stock Option Plan at a purchase price of $6.25 when he joined the Board effective on August 25, 1995 (the closing price reported in the NASDAQ National Market System on the day prior to the date of grant). The options vest over a period of five years with one-fifth of the option becoming exercisable one year from the date of grant and an additional one-twentieth becoming exercisable every three months thereafter. Such vesting is conditioned upon continued service as a director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ending March 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by the Named Executive
Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                             ANNUAL                                   COMPENSATION
                                                          COMPENSATION                 OTHER ANNUAL      AWARDS
                                                             SALARY         BONUS      COMPENSATION      OPTIONS
NAME AND PRINCIPAL POSITION                      YEAR          ($)           ($)            ($)        (# SHARES)
---------------------------------------------  ---------  -------------  ------------  -------------  -------------
Samuel J. Wohlstadter                               1998   $   287,500   $    100,000  $   224,000(1)     100,000
Chairman and Chief Executive Officer                1997   $   260,000   $    --       $    --            100,000
                                                    1996   $   237,000   $     50,000  $    --             --

Richard J. Massey, Ph.D.                            1998   $   239,500   $     75,000  $    66,928(3)      80,000
President and Chief Operating Officer               1997   $   220,000   $    --       $     8,750(2)      80,000
                                                    1996   $   200,000   $     40,000  $     8,750(2)      --

George V. Migausky                                  1998   $   176,000   $     50,000  $     7,135(4)      50,000
Vice President and Chief Financial                  1997   $   165,000   $    --       $    --             50,000
Officer, and Secretary                              1996   $   150,000   $     30,000  $    --             --

Herman H. Spolders, Ph.D.(5)                        1998   $   187,500   $    --       $    --             --
former Vice President,                              1997   $   187,500   $    --       $    --             20,000
Business Development and Planning                   1996   $   172,250   $     25,000  $    --             --

Robert Connelly                                     1998   $   145,000   $     25,000  $    --             30,000
Vice President, Marketing and Sales                 1997   $   140,000   $    --       $    --             30,000
                                                    1996   $   127,000   $     20,000  $    --             --

------------------------

(1) Consists of note forgiveness for subscribed stock.

(2) Consists of annual lease value of Company-provided automobile.

(3) Consists of note forgiveness for subscribed stock of $54,000, annual lease value of Company-provided automobile of $11,750 and 401(K) match amount of $1,178.

(4) Consists of note forgiveness for subscribed stock of $2,400 and 401(K) match amount of $4,735.

(5) Dr. Spolders' employment terminated on May 3, 1998.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company has granted options to its executive officers under its 1985 Stock Option Plan (the "1985 Plan") and its 1994 Plan (collectively, the "Plans"). The 1994 Plan was adopted by the Board of Directors in July 1994 to replace the 1985 Plan and was approved by the stockholders in September 1994. Options for 265,000 shares of Common Stock were granted under the Plans to the Named Executive Officers during the fiscal year ended March 31, 1998. Options for 601,350 shares of Common Stock were granted under the Plans to all company employees (including all executive officers and consultants) during the fiscal year ended March 31, 1998. The Company is empowered to and from time to time does repurchase shares of Common Stock in the open market for the purpose of making shares available for issuance upon the exercise of options.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows for the fiscal year ended March 31, 1998, certain information regarding options granted to the Named Executive Officers.

                OPTION GRANTS IN LAST FISCAL YEAR AND POTENTIAL
                REALIZABLE VALUE AT ASSUMED RATE OF APPRECIATION

                                                                                                               POTENTIAL REALIZABLE
                                                                                                                     VALUE AT
                                                                   INDIVIDUAL GRANTS                           ASSUMED ANNUAL RATES
                                           ------------------------------------------------------------------        OF STOCK
                                              NUMBER OF                                                         PRICE APPRECIATION
                                             SECURITIES          % OF TOTAL                                            FOR
                                             UNDERLYING        OPTIONS GRANTED      EXERCISE OR                  OPTION TERM (2)
                                               OPTIONS         TO EMPLOYEES IN      BASE PRICE    EXPIRATION   --------------------
NAME                                       GRANTED (#)(1)        FISCAL YEAR          ($/SH)         DATE        5%($)     10%($)
-----------------------------------------  ---------------  ---------------------  -------------  -----------  ---------  ---------
Samuel J. Wohlstadter....................       100,000                16.6%            20.625       3/02/08   1,297,095  3,287,094
Richard J. Massey, Ph.D..................        80,000                13.3%            20.625       3/02/08   1,037,676  2,629,675
George V. Migausky.......................        50,000                 8.3%            20.625       3/02/08     648,548  1,643,547
Herman H. Spolders, Ph.D.................        --                  --                 --            --          --         --
Robert Connelly..........................        30,000                   5%            20.625       3/02/08     389,129    986,128

------------------------

(1) These options were granted for Common Stock under the 1994 Plan on March 2, 1998. Unless otherwise noted, the options granted each person vest over a period of five years with one-fifth of such person's options becoming exercisable one year from the date of grant and an additional one-twentieth of such options becoming exercisable every three months thereafter. The options expire ten years after the date of their grant. Under the 1994 Plan, the Compensation Committee or the Board of Directors may accelerate the time of vesting or time of exercise of any option granted. The Compensation Committee or the Board of Directors also has the authority, at any time and from time to time, to effect the downward repricing of any outstanding options and/or with the consent of the affected holders of options, the cancellation of any outstanding options and the grant of new options covering the same or different numbers of shares of Common Stock with an exercise price as of the new grant date of not less than: (i) 85% of the fair market value (as defined in the 1994 Plan) of the stock for options not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, (ii) 100% of the fair market value for options intended to qualify as incentive stock options, and (iii) 110% of the fair market value for options held by a person holding more than 10% of the total combined voting power of all classes of stock of the Company or any affiliates. Subject to adjustments upon changes in stock, no person is eligible to be granted options covering more than 200,000 shares of Common Stock in any twelve month period.

(2) These amounts represent hypothetical gains that could be achieved for options if they are exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options are granted to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND STOCK OPTION VALUES AT
  MARCH 31, 1998

    The following table sets forth information related to options exercised by the Named Executive Officers during the fiscal year ended March 31, 1998 and the number and value of options held at year end.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                         SHARES                          OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                        ACQUIRED        VALUE          MARCH 31, 1998           MARCH 31, 1998
                                       ON EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
NAME                                       (#)          ($)(1)               (2)                      (3)
------------------------------------  -------------  ------------  -----------------------  -----------------------
Samuel J. Wohlstadter...............          -0-             -0-      501,875/180,625       $18,761,809/$5,129,766
Richard J. Massey, Ph.D.............          -0-             -0-      310,500/144,500       $11,583,320/$4,103,813
George V. Migausky..................        4,700    $     46,271       103,625/89,375       $3,847,714/$2,533,359
Herman H. Spolders, Ph.D............       59,500    $  1,950,108             0/13,000       $          0/$485,875
Robert Connelly.....................       12,000    $ 180,187.50        22,500/55,500       $  756,563/$1,583,063

------------------------

(1) Based on the Fair Market Value of the Company's Common Stock on the date of exercise (the closing price) minus the exercise price and multiplied by the number of shares acquired.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock on March 31, 1998.

(3) Based on the closing price of the Company's Common Stock on March 31, 1998 ($42.375) minus the exercise price.

                              CERTAIN TRANSACTIONS

    The Company's Bylaws provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and executive officers and has obtained director and officer liability insurance in the amount of $5,000,000.

    In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care as a director, except liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware law.

    The Company has entered into a long-term license agreement and stock purchase agreement with Organon Teknika in May 1993. Robert Salsmans, the current President and Chief Executive Officer of Organon Teknika, is one of the Company's directors. During fiscal 1998, the Company recorded product sales of approximately $917,000 with respect to Organon Teknika.

    During fiscal year 1995 the Company entered into agreements to develop and commercialize biomedical products utilizing advanced materials and a supply agreement with Hyperion Catalysis International ("Hyperion"). Messrs. Lurier, Massey and Wohlstadter are directors of Hyperion. In addition, Messrs. Lurier and Wohlstadter are shareholders of Hyperion. Mr. Lurier owns less than five percent of the outstanding common stock of Hyperion and Mr. Wohlstadter, assuming conversion of all convertible debentures owned by him, would own in excess of fifty percent of the outstanding common stock. Also, during fiscal 1996, the Company entered into a research and supply agreement under which the Company prepaid $500,000 to Hyperion to ensure itself of sufficient supplies of graphite fibrils.

    Pro-Virus, Inc. ("Pro-Virus"), Proteinix Corporation ("Proteinix"), and Pro-Neuron, Inc. ("Pro-Neuron") have a shared facilities arrangement and have shared certain equipment and administrative services with the Company since 1994, 1992 and 1986, respectively. Pro-Virus, Proteinix and Pro-Neuron reimburse the Company for their relative share of the services received. In June 1995, the Company entered into a research and development agreement with Proteinix pursuant to which the Company has paid the contractual amount of $950,000 under the agreement. Mr. Wohlstadter is the principal stockholder and Chief Executive Officer of Pro-Virus, Proteinix and Pro-Neuron.

    During November 1995, the Company formed a Joint Venture for the development and commercialization of advanced diagnostic products utilizing a proprietary combination of multi-array technology together with the Company's ORIGEN technology. Products based on these technologies would be used for high throughput, multiparameter analysis for DNA sequencing. clinical chemistry and immunodiagnostics. The joint venture is named Meso Scale Diagnostics, LLC ("MSD"), and was formed together with Meso Scale Technologies, LLC ("MST"), a company based in Maryland. The Company has agreed to provide initial capital contributions to MSD of $5 million over time, in exchange for its ownership interest and to fund the organizational and certain ongoing (non-research) operating expenses of MSD. The Company will also participate in a collaborative research program. MST is a technology-based company established and operated by Jacob Wohlstadter, the son of Samuel J. Wohlstadter, the Chief Executive Officer of the Company. Nadine Wohlstadter, a member of MST, is the spouse of Samuel J. Wohlstadter. During the period July 1, 1996 through March 31, 1998, Jacob Wohlstadter received approximately $330,000 from his employment at MSD. For the years ending March 31, 1999 and March 31, 2000, he will receive approximately $162,000 and $179,000, respectively. Thereafter, the salary of Jacob Wohlstadter will be as mutually agreed by Jacob Wohlstadter and MSD. The Company has agreed to indemnify Jacob Wohlstadter against liability from the joint venture. Jacob Wohlstadter also serves as a consultant to IGEN. He was granted options for 180,000 shares of IGEN International, Inc. Common Stock on May 9, 1997, of which 99,000 are currently exercisable or exercisable within sixty days. The options for the remaining 81,000 shares of Common Stock are subject to certain vesting conditions expiring ratably through November 2001. In addition, Jacob Wohlstadter received compensation during the fiscal year ended March 31, 1998 from the Company equal to $32,066, consisting of a Company-provided apartment and a Company-provided automobile.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors and principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    Furthermore, the Company adopted in April 1988 a policy on conflicts of interest requiring the Company's directors, officers and Scientific Advisory Board members to provide detailed disclosure of any outside activities or interest that might potentially conflict or appear to conflict with the Company's best interests. The Company also adopted a policy on related party transactions in January 1990 requiring review and approval by the Board of Directors of transactions involving, among others, the Company's management, principal stockholders or parties controlled by them when the value of the transaction equals or exceeds $50,000 or its duration exceeds three months.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    During the last fiscal year, the Compensation Committee of the Board of Directors (the "Committee") was composed of Messrs. Lurier and O'Neill, neither of whom has been an officer or employee of the Company. The Committee is responsible for establishing the Company's compensation programs for executive officers.

COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options.

    BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices, with emphasis on the latter. In general, the salaries and stock option awards of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Instead the Committee determines the salaries for executive officers based upon a review of salary surveys of other emerging health care companies performed for the Committee. To provide the Compensation Committee with more information for making compensation comparisons, IGEN utilizes published salary surveys for the life science industry and surveys a group of health care companies that have recently made an initial public offering or are publicly traded. This group includes diagnostic, biotechnology and pharmaceutical companies with public capitalizations similar to that of the Company. Based upon such surveys, the executive officers' salaries are set in the mid-range as compared to other comparable health care companies.

    BONUS. The bonus program is a variable pay program for executive officers of the Company to earn additional annual compensation. The bonus award earned depends on the extent to which Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building shareholder value. For fiscal 1998, these objectives were: (i) effective implementation of the planned growth of the Company; (ii) continued advances toward project goals in research and development programs; (iii) expansion of technological capabilities; (iv) progress toward commercial goals in development programs; (v) progress in connection with attainment of collaborative relationships; and (vi) progress in certain financial and administrative activities. The Committee awarded $250,000 in bonuses during fiscal 1998.

OPTION PLANS

    The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company.

------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

    Periodic grants of stock options are generally made to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally following a significant change in job responsibilities, scope or title. Stock options granted generally have a five-year vesting schedule and expire ten years from the date of grant. The exercise price of options granted under the stock option plans is usually 100% of fair market value of the underlying stock on the date of grant.

    Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a formula established by the Compensation Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded. In fiscal year 1998, after considering criteria relating to awarding stock options, the Committee determined that grants be made to certain officers of the Company. Those grants made to Named Executive Officers are reflected in the table on page 16. Officer grants reflect an amount equal to 43.2% of all grants in fiscal 1998.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that stock options granted under the Company's 1994 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option is deductible by the Company.

CEO COMPENSATION

    The Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with other recently public health care companies as described above. In awarding stock options, the Committee considered the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted. A stock option grant was made for 100,000 shares at $20.65 per share to the CEO in fiscal 1998. In awarding bonuses, the Committee considers the Company's achievement of the performance goals outlined above and the Committee's subjective evaluation of the CEO's performance. The Committee awarded the CEO a bonus in fiscal year 1998 of $100,000. As described above, in determining where the CEO's total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. Compared to other health care companies surveyed by the Company, the CEO's salary is in the mid range and his bonus and stock options are in the low range. The Committee recognizes, however, that the CEO's overall equity ownership of the Company accumulated over a 14-year period is in the high range.

CONCLUSION

    Through the plans described above, a significant portion of the Company's compensation program and the CEO's and the other executive officers' compensation are contingent on Company performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation.

                                          COMPENSATION COMMITTEE

                                          Edward B. Lurier

                                          William J. O'Neill

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following chart shows the value of an investment of $100 in February 1994 in cash of (i) the Company's Common Stock, (ii) the Wilshire 5000 Index and
(iii) the H&Q Health Care Sector Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31, 1998:

              COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         DOLLARS

                                                                IGEN INTERNATIONAL, INC.     WILSHIRE 5000
2/03/94                                                                              100               100
3/94                                                                                  84                93
3/95                                                                                  42               106
3/96                                                                                  44               140
3/97                                                                                  44               161
3/98                                                                                 357               239
* $100 INVESTED ON 2/03/94 IN STOCK OR ON 1/31/94
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31

                         DOLLARS
                                                                     HAMBRECHT & QUIST HEALTHCARE
2/03/94                                                                                       100
3/94                                                                                           82
3/95                                                                                          105
3/96                                                                                          162
3/97                                                                                          157
3/98                                                                                          216
* $100 INVESTED ON 2/03/94 IN STOCK OR ON 1/31/94
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                                    AUDITORS

    The Company's independent auditor for the fiscal year ended March 31, 1998 was Deloitte & Touche, LLP. Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has not selected an independent auditor for the fiscal year ending March 31, 1999. Currently, management and the Audit Committee are evaluating auditor services. After review of the services, the Board of Directors, with consultation from the Audit Committee, will appoint the auditor.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to present for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Any proposals intended to be presented by any stockholder for action at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at 16020 Industrial Drive, Gaithersburg, Maryland 20877 not later than April 1, 1999 to be included in the proxy statement and proxy relating to the 1999 Annual Meeting. In addition, the Company's advance notice by-law provision permits stockholders to propose business to be brought before an annual meeting, see "Corporate Governance and Other Matters" at page 4.

                             FORM 10-K AVAILABILITY

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1998 accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended March 31, 1998 on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to George V. Migausky, Shareholder Relations, at 16020 Industrial Drive, Gaithersburg, Maryland, 20877.

                                          By Order of the Board of Directors

                                          George V. Migausky
                                          SECRETARY

July 29, 1998

                                   EXHIBIT A
                                   AMENDMENT
                                       TO
                IGEN INTERNATIONAL, INC. 1994 STOCK OPTION PLAN

    The following section of the IGEN International, Inc. 1994 Stock Option Plan (the "1994 Plan") was amended effective July 24, 1998 (subject to shareholder approval).

    New language in the 1994 Plan is shown in double underline, deleted language is shown in <#>strikeout</#>, and language that is unchanged is indicated by plain text; PROVIDED, HOWEVER, that the deleted language and double underling are for convenience only and are not part of the Plan as amended:

    Section 4, as amended reads:

4. SHARES SUBJECT TO THE PLAN.

    a. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate <#>one million (1,000,000)</#> ONE MILLION SEVEN HUNDRED FIFTY THOUSAND (1,750,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

                                                                      1199-PS-98

                                   APPENDIX A

                            IGEN INTERNATIONAL, INC.

                             1994 STOCK OPTION PLAN

                           AS AMENDED JULY 24, 1998.

    THIS DOCUMENT IS SUBMITTED PURSUANT TO RULE 14A, ITEM 10, INSTRUCTION 3
                  AND WILL NOT BE DISTRIBUTED TO SHAREHOLDERS.

                            IGEN INTERNATIONAL, INC,
                             1994 STOCK OPTION PLAN
                            AS AMENDED JULY 24, 1998

1. PURPOSES.

    (a) The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

    (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

    (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6.

2. DEFINITIONS

    (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (b) "BOARD" means the Board of Directors of the Company.

    (c) "CODE" means the Internal Revenue Code of 1986, as amended.

    (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (e) "COMPANY" means IGEN International, Inc., a Delaware corporation, formerly known as IGEN, Inc.

    (f) "CONSULTANT" means any Person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

    (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the employment or relationship as a Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

    (h) "COVERED EMPLOYEE" means the Chief Executive Officer and the four (4) other highest compensated officers of the Company.

    (i) "DIRECTOR" means a member of the Board.

    (j) [RESERVED]

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

        (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (q) "OPTION" means a stock option granted pursuant to the Plan.

    (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (s) "OPTIONEE" means an Employee or Consultant who holds an outstanding Option.

    (t) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (u) "PLAN" means this 1994 Stock Option Plan.

    (v) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3. ADMINISTRATION.

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

        (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (3) To amend the Plan as provided in Section 11.

        (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

4. SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate One Million Seven Hundred Fifty Thousand (1,750,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. ELIGIBILITY.

    (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees and Consultants.

    (b) Reserved.

    (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

    (d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred thousand (200,000) shares of the Company's common stock in any twelve (12) month period.

    (e) Notwithstanding any other provision, Outside Directors are not eligible to be granted Options under the Plan.

6. OPTION PROVISIONS

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85 %) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

    (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

    In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A CONSULTANT. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous status as an Employee or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

    (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7. COVENANTS OF THE COMPANY.

    (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8. USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. MISCELLANEOUS.

    (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

    (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

    (c) Throughout the term of any Option, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

    (d) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Consultant or Optionee with or without cause.

    (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

    (f)

        (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the downward repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(c)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.

        (2) Shares subject to an Option canceled under this subsection 9(f) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(f), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(f) shall be applicable only to the extent required by Section 162(m) of the Code.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

    (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

11. AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (1) Increase the number of shares reserved for Options under the Plan;

        (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

        (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
    Section 422 of the Code or to comply with the requirements of Rule 16b-3.

    (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 10, 2004, which shall be within ten
(10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired (or, for grants before July 24, 1998, altered) by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date of the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                            IGEN INTERNATIONAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 23, 1998

           The undersigned hereby appoints Samuel J. Wohlstadter and George V. Migausky, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IGEN International, Inc. which the undersigned may be entitled to vote at the Annual Meeting of
P  Stockholders of IGEN International, Inc. to be held at The Hyatt
R  Regency in Bethesda, Maryland on Wednesday, September 23, 1998
O at 10:00 a.m. local time, and at any and all postponements, X continuations and adjournments thereof, with all powers that the Y undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-------------------------------------------------------------------------------

/X/  Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

1. To elect a Class 2 director for a three year term and until his successor is elected.

     Nominees: Richard J. Massey, Ph.D

                  FOR               WITHHELD

               /      /             /      /


2.       To approve an increase in the number of shares of IGEN
         International, Inc.'s common stock reserved for the IGEN
         International, Inc. 1994
         Stock Option Plan by 750,000 shares.

                                      FOR      AGAINST     ABSTAIN

                                    /     /    /     /     /      /

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT LEFT                            /      /

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                                  Date:
         ----------------------------------      --------------------------

Signature:                                  Date:
         ----------------------------------      --------------------------